UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nortech Systems Incorporated

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 3, 2005

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

The Annual Meeting of Shareholders of Nortech Systems Incorporated (the “Company”) will be held at the Hilton Garden Inn, 6350 North Vinewood Lane, Maple Grove, Minnesota, on May 3, 2005, at 10:00 a.m., for the following purposes:

1.                To consider and act upon the Board of Directors’ recommendation to fix the number of directors of the Company at five;

2.                To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

3.                To approve the Company’s 2005 Incentive Compensation Plan;

4.                To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 11, 2005, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

Your attention is called to the accompanying Proxy Statement.

By Order of the Board of Directors
Bert M. Gross
Secretary
March 31, 2005

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2005

This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 3, 2005, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of the principal executive office of the Company is 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on or about March 31, 2005.

SOLICITATION AND REVOCATION OF PROXIES

The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS

Only shareholders of record of the Company’s 2,582,147 shares of Common Stock outstanding as of the close of business on March 11, 2005, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

ELECTION OF DIRECTORS

The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company’s Board of Directors recommends that the number of directors be set at five and it is intended that the proxies accompanying this statement will be voted at the 2005 meeting to establish a Board of Directors consisting of five members. All of the nominees are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following five nominees:

MICHAEL J. DEGEN
MYRON KUNIN
KENNETH LARSON
RICHARD W. PERKINS
C.TRENT RILEY

Following is information regarding the nominees:

Name	Age	Position
Michael J. Degen	60	President and Chief Executive Officer and Director
Myron Kunin	76	Chairman of the Board of Directors
Kenneth Larson	64	Director
Richard W. Perkins	74	Director
C. Trent Riley	65	Director

From 1998 until his retirement on December 31, 2000, Mr. Degen was the Managing Director, Worldwide Operations, of The Toro Company, a manufacturer of lawn mowers, snow throwers and other products. He has been a director of the Company since May 1998, and was elected President and Chief Executive Officer of the Company on May 1, 2002.

Mr. Kunin has served from 1983 to 2004 as Chairman of the Board of Directors of Regis Corporation, the world’s largest owner, operator and franchisor of hair care salons. He is now Vice-Chairman of that Board. He has been a director of the Company since 1990.

Mr. Larson served as President and Chief Operating Officer of Polaris Industries from 1988 to 1998. He is the Chairman of Restaurant Technologies, Inc., an installer of automated cooking oil systems for the fast food restaurant industry. He is a director of Featherlite, Inc., and Bellacor.com, Inc. He has been a director of the Company since July 2002.

Mr. Perkins has served since 1985 as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He is also a director of CNS, Inc., PW Eagle, Inc., Lifecore Biomedical, Inc., Synovis Life Technologies, Inc., Teledigital, Inc., Two Way TV (US), Inc., and Vital Images, Inc. He has been a director of the Company since 1993.

Mr. Riley has served since 1996 as President of Riley Dettman & Kelsey LLC, management consultants. He has been a director of the Company since August 2001.

DIRECTORS MEETINGS

There were four meetings of the Board of Directors during the last fiscal year. All directors attended all meetings of the Board and committees of the Board on which such director served.

The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee. The members of each committee are Messrs. Larson, Perkins and Riley. The Board of Directors has determined that Messrs. Larson, Perkins and Riley are independent directors under the rules established by the Securities and Exchange Commission and the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). Further, the Board has determined that Mr. Perkins is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. In the last fiscal year the Audit Committee met four times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee met twice.

EXECUTIVE OFFICERS

The Executive Officers of the Company are as follows:

Name	Age	Position
Michael J.Degen	60	President, Chief Executive Officer and Director
Richard G.Wasielewski	52	Chief Financial Officer
Garry M. Anderly	58	Senior Vice President, Corporate Finance and Treasurer
Keith A. Pieper	58	Vice President, Operations
Gregory D. Tweed	54	Vice President and General Manager, Bemidji and Augusta Operations
Peter L. Kucera	58	Vice President, Corporate Quality
Donald E. Horne	56	Vice President, Global Supply Chain Management

Mr. Degen has been President and Chief Executive Officer since May 2002.

Mr. Wasielewski has been Chief Financial Officer of the Company since April 15, 2004. From 2000 until his employment by the Company, he was Controller/Senior Director, Planning, Wholesale and Operations of Select Comfort Corporation, a manufacturer and retailer of premium air mattresses. From 1995 until 2000 he was the Chief Financial Officer of Lycro Products Co., Inc., a precision metal fabrication component manufacturer.

Mr. Anderly has been Senior Vice President, Corporate Finance and Treasurer of the Company since May 1996. He was Vice President of Finance and Administration from 1991 until May 1996.

Mr. Pieper has been the Principal Operating Officer of the Company since November 1, 2004. From September 2003 until October 31, 2004, he was Director of Manufacturing of the Landoll Corporation, a manufacturer of material handling and transportation equipment. From 1997 until September 2003, he was Vice President, International Operations, of Westech Inc., a manufacturer of open pit mining equipment.

Mr. Tweed was Executive Vice President and Chief Operating Officer of the Company from 1996 until November l, 2004, at which time he assumed the position of Vice President and General Manager of the Company’s wire products operations at its Bemidji, Minnesota, and Augusta, Wisconsin, facilities.

Mr. Kucera has been Vice President, Corporate Quality of the Company since 1991.

Mr. Horne has been Vice President, Global Supply Chain Management of the Company since February 2003. From 1997 until February 2003, he was Vice President, Corporate Procurement.

REPORT OF AUDIT COMMITTEE

The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Committee with the responsibility for, among other things, reviewing the Company’s audited financial statements and the financial reporting process. In carrying out that responsibility, the committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004. The Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS 89 and SAS 90. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which were received from the Company’s independent accountants, and has discussed with the independent accountants their independence. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2004.

The members of the Audit Committee are “independent” under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

Richard W. Perkins, Chair
Kenneth Larson
C. Trent Riley
Members of the Audit Committee

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of the independent outside directors whose names appear following this report. Compensation for executive officers includes three elements: base salaries, bonuses, and options to acquire Common Stock. Salaries are based on factors such as the individual’s level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies. Bonuses are awarded based on a combination of the executives’ success in meeting certain pre-established individual goals and the Company’s performance in meeting certain financial goals. Stock options are designed to increase the incentive for an executive’s interest in the Company’s success as measured by the market value of its stock and to align the interests of the executives with those of the Company’s shareholders.

The chief executive officer’s base compensation for 2004 was established under an employment agreement executed in 2002. His bonus was based upon the Company’s financial performance in a difficult economic environment. Further, it was determined that the total compensation of the chief executive officer was comparable to compensation of chief executive officers of comparable companies. The base compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives, and their bonuses were based upon meeting the goals referred to above.

Kenneth Larson, Chair
C. Trent Riley
Richard W. Perkins
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, the cash and non-cash compensation paid by the Company to the Company’s chief executive officer, and each of the four most highly compensated executive officers during fiscal year 2004.

				Compensation	All Other
				Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	($)
Michael J. Degen	2004	174,990	31,500	0	0
President, Chief Executive Officer	2003	174,990	24,500	50,000	0
and Director	2002	104,712	67,242	0	0
Gregory D. Tweed	2004	143,000	20,375	0	0
Vice President and General Manager	2003	143,000	20,020	6,000	14,850
Bemidji and Augusta Operations	2002	134,596	83,545	0	15,560
Garry Anderly	2004	124,010	17,980	0	0
Senior Vice President,	2003	124,010	17,980	6,000	0
Corporate Finance and Treasurer	2002	117,957	72,685	0	8,906
Peter Kucera	2004	92,997	23,436	0	0
Vice President,	2003	92,997	13,671	6,000	0
Corporate Quality	2002	89,864	54,826	0	0
Donald E. Horne	2004	90,002	22,500	0	0
Vice President,	2003	90,002	13,050	6,000	0
Global Supply Chain Management	2002	86,579	52,881	0	0

STOCK OPTION GRANTS IN LAST FISCAL YEAR

There were no stock option grants in fiscal 2004 by the Company to any of the named executive officers. The following table provides information on stock option grants to two current executive officers.

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted(1)	Fiscal Year	($/Share)	Date	5%($)(2)	10%($)(2)
Richard G. Wasielewski	20,000	100%	7.46	May 3, 2014	93,832	237,780
Keith A. Pieper	20,000	100%	5.74	November 1, 2014	72,198	182,957

(1)   All options granted in fiscal 2004 are exercisable 20% after the first anniversary of the grant date, 40% after the second anniversary, 60% after the third anniversary, 80% after the fourth anniversary, and 100% after the fifth anniversary.

(2)          The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company’s Common Stock Price.

STOCK OPTION EXERCISES AND OPTION VALUES

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table contains information concerning stock options exercised during 2004 and stock options unexercised at the end of 2004 with respect to each of the Named Executive Officers.

				Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options/ at	Options/ at
			Fiscal Year-End	Fiscal Year-End
	Shares		(#)	($)(1)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
Michael J. Degen	0	0	16,000/40,000	4,584/1,006
Gregory D. Tweed	0	0	46,000/6,000	21,152/3,018
Garry Anderly	0	0	36,000/6,000	28,772/3,018
Peter Kucera	0	0	21,000/6,000	14,662/3,018
Donald E. Horne	0	0	6,000/6,000	12,072/3,018

(1)   Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $5.64, the closing price per share on December 31, 2004, by the number of shares subject to such options.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the total number of outstanding options and shares available for other future issuances of options under the Company’s equity compensation plans as of December 31, 2004.

	A		B	C
Plan Category	Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity Compensation Plans Approved by Security Holders	306,800	(1)	$6.212	172,500	(2)
Equity Compensation Plans Not Approved by Security Holders	0		0	0
Total	306,800	(1)	$6.212	172,500	(2)

(1)   Represents shares issuable upon the exercise of outstanding options granted under the Company’s 1992 and 2003 Stock Option Plans.

(2)          Represents shares presently remaining available under the Company’s 2003 Stock Option Plan. The Company’s Board of Directors intends to terminate this Plan if the proposed 2005 Incentive Compensation Plan is approved by the Shareholders at the annual meeting.

EMPLOYMENT ARRANGEMENTS

During 2002, the company established a Nonqualified Supplemental Executive Retirement Plan (the “Plan”) for its Named Executive Officers (“Executives”). Pursuant to the Plan, the Company will pay a bonus to Executives equal to 10% of the Executives’ base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the Executives with respect to the 10% bonus. The Executives are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides a five-year vesting schedule in which the Executives vest in their bonus at a rate of 20% each year. Should an Executive terminate employment prior to the fifth year of vesting, that Executive must reimburse the Company for any unvested amounts.

During 2002, the Company entered into Change of Control Agreements (the “Agreement(s)”) with the Executives. The Agreements provide an inducement for each Executive to remain as an employee of the Company in the event of any proposed or anticipated change of control in the organization, including facilitating an orderly transition, and to provide economic security for the Executive after a change in control has occurred. In the event of an involuntary termination after a change of control, each Executive would receive his base salary, annual bonus at time of termination, and continued participation in health, disability and life insurance plans for a period of three years. Each Executive would also receive professional outplacement services up to $10,000. Each Agreement remains in full force until the Executive terminates employment or the Company terminates the employment of the Executive.

The Company has entered into an employment agreement with Mr. Degen, its Chief Executive Officer, effective October 1, 2002, and continuing for three years thereafter, providing (a) for a base salary of $175,000 per year, subject to increases related to the Company’s general executive pay schedule during the term of the agreement, (b) that he will participate in any incentive plan for which the Company determines he is eligible and (c) that if Mr. Degen becomes unable to perform his duties because of illness or other incapacity during the term of the agreement, his compensation and his medical, dental and life insurance shall be continued for a period of 24 months. The agreement also provides that if Mr. Degen initiates the termination of employment, he will not for a period of two years following his termination of employment, anywhere in the United States or Mexico, engage in or in any business, or be connected with or employed by any organization, in direct competition with the Company’s business.

DIRECTOR COMPENSATION

For their services as directors during the last fiscal year, the independent directors (Mssrs. Larson, Perkins and Riley) each received $11,500.

COMPARATIVE STOCK PRICE PERFORMANCE

The graph below compares total shareholder return on the Company’s Common Stock for the last five fiscal years with the total return on Simclar, Inc. (a peer issuer) and the NASDAQ Composite Index for the same periods. The graph assumes $100 invested on December 31, 1999.

Nortech Systems Incorporated
Comparative Stock Price Performance

	1999	2000	2001	2002	2003	2004
Nortech Systems Incorporated	100	374	283	294	382	265
Simclar, Inc.	100	53	39	51	93	164
NASDAQ Composite	100	61	48	33	49	54

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has established a Nominating and Corporate Governance Committee of the Board of Directors. This Committee has adopted a charter, which is available on its website (www.nortechsys.com). All the members of this Committee are independent as defined in the NASDAQ Marketplace Rules.

Shareholder Nominees

The Committee has adopted a policy of considering director candidates recommended by shareholders. Any shareholder desiring to submit such a recommendation should transmit the candidate’s name and qualifications in a letter addressed to:

Nominating and Corporate Governance Committee
Nortech Systems Incorporated
1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

Director Qualifications

The Committee has not established specific qualifications for potential directors. The principal general qualification of a director is the ability to act effectively on behalf of all of the shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. The Committee periodically assesses the appropriate size of the board and whether any vacancies are anticipated. If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates. Candidates may come to the Committee’s attention through present board members, shareholders or other persons. All candidates will be evaluated by the Committee and the Committee’s recommendations will then be transmitted to the entire board. Assessment of candidates will include a variety of issues, including diversity, skills and experience in the fields of accounting, marketing, technology, international manufacturing, and understanding of the Company’s industry.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

Security holders may send communications to the Company’s board of directors, or to any individual board member, by means of a letter to such individual board member or the entire board addressed to:

Board of Directors (or named board member)
Nortech Systems Incorporated
1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 1, 2005, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(1)	Class
Myron Kunin	1,305,335	50.6%
Michael J. Degen	27,500	1.1%
Richard W. Perkins	36,000	1.4%
Garry M. Anderly	39,800	1.5%
Gregory D. Tweed.	54,700	2.1%
Peter Kucera	27,200	1.1%
Donald E. Horne	7,200	*
C. Trent Riley	11,000	*
Kenneth Larson	8,000	*
All executive officers and directors as a group (eleven persons)	1,516,735 (2)	58.7%

(1)   Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 47,200 shares by Mr. Tweed, 37,200 shares by Mr. Anderly, 18,000 shares by Mr. Perkins, 9,000 shares by Mr. Kunin, 26,000 shares by Mr. Degen, 22,200 shares by Mr. Kucera, 7,000 shares by Mr. Larson, 9,000 shares by Mr. Riley, and 7,200 shares by Mr. Horne.

(2)          Includes 186,800 shares subject to options exercisable within sixty (60) days.

*                    Less than one percent (1%).

2004 ANNUAL REPORT

The Company will mail its annual report for the year 2004 on or about March 31, 2005, to all shareholders of the Company of record on March 11, 2005.

INDEPENDENT ACCOUNTANTS

Change in Certifying Accountants

On August 31, 2004, KPMG LLP (“KPMG”) notified the Company that the client-auditor relationship between the Company and KPMG ceased as of that date. The decision to terminate the relationship was made by KPMG; the Company’s audit committee did not recommend a change in accountants.

In connection with the audits of the two fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through August 31, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two fiscal years ended December 31, 2002 and December 31, 2003, and the subsequent interim period through August 31, 2004, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that on August 13, 2004, KPMG advised the Company’s audit committee that KPMG noted a deficiency related to the Company’s ability to forecast financial results accurately enough to determine expected compliance with debt covenants at future quarter ends. This deficiency was considered to be a “reportable condition” under the standards established by the American Institute of Certified Public Accountants. The subject matter of this deficiency was discussed with the Chairman of the Audit Committee and representatives of the Company’s management on August 13, 2004, as were the proposed remedial actions. The Company believes that it has taken appropriate steps to remedy this deficiency by improving and expanding its monthly forecasting process put into place in the first week of June 2004. At the August 13, 2004 discussion with the Chairman of the Company’s audit committee and management, KPMG also stated that this deficiency did not in its view constitute a “material weakness” within the meaning of the standards established by the American Institute of Certified Public Accountants.

The Company requested KPMG to furnish the Company with a letter addressed to the Commission stating whether KPMG agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. KPMG’s letter agreeing with the Company’s statements was filed as an exhibit to a Form 8-K filed by the Company on September 3, 2004.

Appointment of Principal Accountants

The Audit Committee of the Board of Directors has engaged McGladrey & Pullen LLP (“McGladrey”), as the independent registered public accounting firm of the Company for 2005. McGladrey was the Company’s independent registered public accounting firm beginning in the third quarter of 2004. Members of the firm are expected to be present at the annual meeting of shareholders and available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Fees incurred by the Company for services of Principal Accountants

The following table shows the fees billed to the Company for the audit and other services provided by KPMG and McGladrey for fiscal years 2004 and 2003, including the estimated fees remaining to be billed by McGladrey for the 2004 audit.

	2004	2003
Audit Fees (KPMG)	$14,000	$131,000
Audit Fees (McGladrey)	158,000	0
Audit-Related Fees	2,000	0
Tax Fees	0	0
All Other Fees	0	0

The $2,000 of audit related fees were for out-of-pocket expenses relating to the 2004 audit.

The audit committee has established a policy for pre-approving the services provided by the Company’s independent auditors in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the audit committee of all audit and permissible non-audit services provided by the independent auditors and an annual review of the financial plan for audit fees.

APPROVAL OF NORTECH SYSTEMS
2005 INCENTIVE COMPENSATION PLAN

General Information

On February 23, 2005, the Board adopted, subject to shareholder approval, the Nortech Systems 2005 Incentive Compensation Plan (the “2005 Plan”). The purpose of the 2005 Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers and directors who are expected to contribute to its growth and financial performance for the benefit of the shareholders.

The Company currently awards stock options to employees and directors through its 2003 Stock Option Plan. As of December 31, 2004, 172,500 shares remained available for future awards under the 2003 Stock Option Plan. The Board intends to terminate this plan without granting any further options under the plan if the shareholders approve the 2005 Plan.

While in the past the Company relied on stock options with time-based vesting as the primary form of incentive compensation, the board of directors has moved to establish a compensation program that includes a combination of options, stock appreciation rights (SARS) and restricted stock.

The Board believes that the continuation of incentive compensation is essential in attracting, retaining and motivating individuals to enhance the likelihood of the Company’s future success. In addition, a plan that permits awards with more flexible terms will allow the Company to better align incentive compensation with increases in shareholder value than the current plans. The flexibility of the 2005 Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2005 Plan will permit the Company to achieve these goals.

The following is a summary of the material terms of the 2005 Plan and is qualified in its entirety by reference to the 2005 Plan. A copy of the 2005 Plan is attached hereto as Appendix A.

Summary of the 2005 Plan

Administration

The Compensation Committee will administer the 2005 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, and other terms and conditions of each award, consistent with the provisions of the 2005 Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2005 Plan may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2005 Plan, the Committee may amend or waive the terms and conditions, or accelerate the time for exercise of an outstanding award. The Committee has authority to interpret the 2005 Plan, and establish rules and regulations for the administration of the 2005 Plan. In addition, the Board may replace the Committee with a different committee or exercise the powers of the Committee at any time, except with respect to the grant of awards to executive officers.

Eligible Participants

Any employee, officer, director or other individual, who is selected by the Committee, is eligible to receive an award under the 2005 Plan. As of the date of this proxy statement, approximately 800 employees, officers and directors were eligible as a class to be selected by the Committee to receive awards under the 2005 Plan.

Shares Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the 2005 Plan is 200,000.

The Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Plan.

If any shares of Common Stock subject to any award or to which an award relates are forfeited or are reacquired by the Company, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2005 Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award other than an incentive stock option will be available again for award grants.

Types of Awards and Terms and Conditions

The 2005 Plan permits the granting of:

•  stock options (incentive stock options and non-qualified stock options);

•  SARs; and

•  restricted stock.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2005 Plan or any other compensation plan. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. Determinations of fair market value under the 2005 Plan will be made by reference to the closing price of the Company’s Common Stock on the NASDAQ. The term of awards of the stock-based portion of the plan will not be longer than 10 years.

Stock Options.   The holder of an option will be entitled to purchase a number of shares of the Company’s Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Options shall be exercisable at such times as the Committee may establish.

SARSs.   The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of the Company’s Common Stock over the grant price of the SAR. SARs shall be exercisable at the rate of twenty percent (20%) as of each anniversary of the grant date.

Restricted Stock.   The holder of restricted stock will own shares of Common Stock (including, for example, the right to vote the restricted shares or to receive any dividends with respect to the shares). The forfeiture period for these awards expires at the rate of 20% of the total number of shares as of each anniversary of the grant date. The Committee also may permit acceleration of the forfeiture period in the case of a participant’s death, disability or retirement, or a change in control of the Company. If the participant’s employment or service as a director, as applicable, terminates during the forfeiture period for any other reason, unvested restricted stock will be forfeited, unless the Committee determines that it would be in the Company’s best interest to waive the remaining restrictions.

Duration, Termination and Amendment.   Unless discontinued or terminated by the Board, the 2005 Plan will expire on February 23, 2015. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2005 Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board and, pursuant to the delegation of its authority, the Committee may amend, alter or discontinue the 2005 Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of the Company’s Common Stock available, increase the award limits under the 2005 Plan, permit awards of options at a price less than fair market value, permit repricing of options or SARs, or expand the class of persons eligible to receive awards under the 2005 Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of NASDAQ or any other securities exchange applicable to the Company.

Prohibition on Repricing Awards

No option or SAR may be amended to reduce its exercise price, and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2005 Plan.

Transferability of Awards

Unless otherwise provided by the Committee, awards under the 2005 Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

Grant of Options and SARs.   The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.   Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the fair market value on the exercise date of any shares of Common Stock received is taxable to the recipient as ordinary income and generally deductible by the Company.

Disposition of Shares Acquired Upon Exercise of Options and SARs.   The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or a SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.   As to other awards granted under the 2005 Plan that are payable in shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.   Subject to the usual rules concerning reasonable compensation, the Company will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Plan.

Delivery of Shares for Tax Obligation.   Under the 2005 Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

Gross-Up for Excise Tax.   In the event any payment or benefit received under the Plan results in a “parachute payment,” within the meaning of Section 280G of the Internal Revenue Code, and the participant is required to pay an excise tax in connection therewith, the Company shall pay to the participant a tax “gross-up” payment such that the net benefit received by the participant is equivalent to the benefit the participant would have received had there been no excise tax incurred.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted the 2005 Plan and recommends to the shareholders that they vote FOR the approval of the plan.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED “FOR” THE APPROVAL OF THE 2005 PLAN.

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for director (whether by withholding authority, broker non-vote or otherwise)

have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to approval of the Company’s 2005 Incentive Compensation Plan, NASDAQ rules require that the Plan must receive the affirmative vote of a majority of the shares voted on the matter and that the total number of shares voted constitutes more than 50% of all shares entitled to vote on the proposal. In this regard, an abstention has the same effect as casting a negative vote. A “broker non-vote” is considered a vote not cast and therefore “broker non-votes” negatively impact the Company’s ability to meet the requirement that more than 50% of all shares be voted. A “broker non-vote” occurs when a broker does not have discretionary authority to vote shares held by the broker for a beneficial owner. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

Any proposal by a shareholder for the annual shareholders’ meeting to be held in May, 2006, must be received by the secretary of the Company at 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391, not later than the close of business on December 2, 2005. Proposals received by that date will be included in the 2005 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

The Company’s bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Wayzata, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year’s annual meeting. For the 2006 annual meeting, director nominations and shareholder proposals must be received on or before December 2, 2005. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2006 annual meeting.

OTHER MATTERS

The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors
BERT M. GROSS
Secretary
Minneapolis, Minnesota
March 31, 2005

APPENDIX A

NORTECH SYSTEMS INCORPORATED
2005 INCENTIVE COMPENSATION PLAN

A-i

A-ii

ARTICLE V
ELIGIBILITY
5.1	Eligibility	A-7
ARTICLE VI
STOCK OPTIONS
6.1	General	A-7
6.2	Grant	A-7
6.3	Terms and Conditions	A-7
6.4	Termination by Reason of Death	A-8
6.5	Termination by Reason of Disability	A-8
6.6	Other Termination	A-9
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1	General	A-9
7.2	Grant	A-9
7.3	Terms and Conditions	A-9
ARTICLE VIII
RESTRICTED STOCK
8.1	General	A-10
8.2	Grant, Awards and Certificates	A-10
8.3	Terms and Conditions	A-10
ARTICLE IX
CHANGE IN CONTROL PROVISIONS
9.1	Impact of Event	A-11
9.2	Additional Discretion	A-11
ARTICLE X
PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN
10.1	No Company Obligation	A-11
ARTICLE XI
MISCELLANEOUS
11.1	Amendments and Termination	A-12
11.2	Unfunded Status of Plan	A-12
11.3	No Additional Obligation	A-12
11.4	Withholding	A-12
11.5	Controlling Law	A-12
11.6	Offset	A-12
11.7	Nontransferability; Beneficiaries	A-13
11.8	Gross-Up for Excise Tax	A-13
11.9	No Rights with Respect to Continuance of Employment	A-13
11.10	Awards in Substitution for Awards Granted by Other Corporations	A-13
11.11	Foreign Alternatives	A-14
11.12	Delivery of Stock Certificates	A-14
11.13	Headings	A-14
11.14	Severability	A-14
11.15	Successors and Assigns	A-14
11.16	Entire Agreement	A-14

A-iii

NORTECH SYSTEMS INCORPORATED
2005 INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1   Establishment.   The Nortech Systems 2005 Incentive Compensation Plan (“Plan”) is hereby established by Nortech Systems Incorporated (“Company”), effective as of the Effective Date.

1.2   Purposes.   The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1   “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.2   “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant

2.3   “Award” means any Stock Option, Stock Appreciation Right or Restricted Stock granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4   “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5   “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6   “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “Cause,” then “Cause” means the Participant’s intentional participation in illegal conduct which (i) is materially and directly detrimental to the financial interests of the Company or an Affiliate and (ii) results in the Participant’s conviction of a felony.

2.7   “Change in Control” means the first to occur of any of the following events:

(1)   the acquisition by any “person,” (other than a current shareholder) as that term is used in Sections 13(d) and 14(d) of the Exchange Act of “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the shares of the Company’s capital stock;

(2)   a majority of the directors of the Company are not the persons for whom election proxies have been solicited by the Board or who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation, excluding removal, or to fill new directorships;

(3)   the approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

(4)   the approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company.

2.8   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.9   “Commission” means the Securities and Exchange Commission or any successor thereto.

2.10   “Committee” means the committee of the Board responsible for granting Awards under the Plan, which shall initially be the Compensation Committee of the Board, until such time as the Board may designate a different committee. The Committee shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code. In addition, each member of the Committee must be an “independent director” as determined under the corporate governance rules of the NASDAQ market system, as amended from time to time.

2.11   “Common Stock” means the shares of the Company’s common stock, $0.01 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the Plan.

2.12   “Company” means Nortech Systems Incorporated, a Minnesota corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.13   “Disability” means a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability for purposes of this Plan shall be made by the Committee and shall not be construed to be an admission of disability for any other purpose.

2.14   “Effective Date” means February 23, 2005, subject to shareholder approval at the Company’s annual meeting of shareholders on May 3, 2005.

2.15   “Exercise Price” means the price at which the Common Stock may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through the technique commonly known as “repricing.”

2.16   “Fair Market Value” means the value of one share of Common Stock, determined pursuant to the applicable method described below, without regard to whether the Common Stock is restricted or represents a minority interest:

(1)   if the Common Stock is listed on a securities exchange or quoted on The Nasdaq Stock Market (“Nasdaq”), the closing price of a share of Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by Nasdaq, as the case may be;

(2)   if the Common Stock is not listed on a national securities exchange or quoted on Nasdaq, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(3)   if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b) above, the value determined in good faith by the Board as of the last day of the Company’s most recently ended fiscal year (except as otherwise provided herein or in an Agreement), based on an annual valuation of the Company from a review of the Company’s financial statements (or such other approach deemed appropriate) prepared by an independent valuation or auditing firm selected by the Board.

2.17   “Grant Date” means the date as of which an Award is granted pursuant to the Plan.

2.18   “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code. Members of the Board who are not otherwise employees of the Company do not qualify for Incentive Stock Options.

2.19   “Non-Qualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.20   “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

2.21   “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

2.22   “Performance Unit” shall have the meaning set forth in Section 9.1 hereof.

2.23   “Plan” means the Nortech Systems Incorporated 2005 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.24   “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.25   “Restricted Stock” means Common Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

2.26   “Stock Appreciation Right” means a right granted under Article VII.

2.27   “Stock Option” or “Option” means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.

2.28   “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be any and all of an officer or employee of the Company or of any Affiliate, or to be any and all of an officer or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate (such as a non-employee member of the Board), the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1   Committee Structure and Actions.   The Plan shall be administered by the Committee in accordance with the rules and responsibilities of the Committee.

3.2   Committee Authority.   Subject to the terms of the Plan, the Committee shall have the authority:

(1)   to select those persons to whom Awards may be granted from time to time;

(2)   to determine whether and to what extent Awards are to be granted hereunder;

(3)   to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(4)   to determine the terms and conditions of any Award granted hereunder, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

(5)   to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

(6)   to determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred;

(7)   to provide for the forms of Agreement to be utilized in connection with this Plan;

(8)   to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

(9)   to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(10) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Common Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

(11) to determine whether and with what effect an individual has incurred a Termination of Employment;

(12) to determine the restrictions or limitations on the transfer of Common Stock;

(13) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(14) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

(15) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

(16) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1   Number of Shares.   Subject to the adjustment under Section 4.5, the total number of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be
200,000 shares of Common Stock which are hereby authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.

4.2   Release of Shares.   Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Common Stock available for Awards, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award; any shares of Common Stock subject to any Award that have been previously forfeited; any shares under an Award that otherwise terminates without issuance of Common Stock being made to a Participant; or any shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3   Restrictions on Shares.   Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4   Shareholder Rights.   No person shall have any rights of a shareholder as to Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.5   Effect of Certain Changes.   In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of  the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

ARTICLE V

ELIGIBILITY

5.1   Eligibility.   Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are common law employees of the Company or any Affiliate, members of the Board, or other individuals selected by the Committee. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1   General.   The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price.

6.2   Grant.   The grant of an Option shall occur as of the Grant Date determined by the Committee. Stock Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any parent corporation of the Company, or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3   Terms and Conditions.   Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1)   Exercise Price.   The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. If an Option is intended to qualify as an Incentive Stock Option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent

(10%) of the combined voting power of all classes of share of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share (a “10% Owner”).

(2)   Option Period.   The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(3)   Exercisability.   Options shall be exercisable upon the terms and at the rate established by the Committee. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the date of grant of the Option) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

(4)   Method of Exercise.   Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted by the Committee, payment in full or in part may also be made by (i) delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002; or (iii) any combination of the foregoing.

(5)   Non-transferability of Options.   No Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant.

6.4   Termination by Reason of Death.   Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death or dies within three (3) months after a termination described in Section 6.6, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

6.5   Termination by Reason of Disability.   Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such Disability or until the expiration of the Option Period, whichever period is the shorter, and the Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

6.6   Other Termination.   Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death, Disability or with Cause) or is voluntary on the part of the Participant, any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) consecutive day period commencing with the date of such Termination of Employment or until the expiration of the Option Period whichever period is the shorter. If the Participant incurs a Termination of Employment for Cause, the Option shall terminate immediately. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1   General.   The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded either alone or in addition to other Awards granted under the Plan.  Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefore in Common Stock the amount described in Section 7.3(2).

7.2   Grant.   The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Common Stock as described in Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

7.3   Terms and Conditions.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1)   Period and Exercise.   The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and shall be exercisable at such times and to the extent provided in the Agreement. Subject to Section 10.1 and the terms set by the Committee, Stock Appreciation Rights shall be exercisable at the rate of twenty percent (20%) as of each anniversary of the Grant Date. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(2)   Amount.   Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in Common Stock equal in value to the excess of the Fair Market Value per share of Common Stock over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised The aggregate Fair Market Value per share of Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

(3)   Non-transferability of Stock Appreciation Rights.   Except as provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant’s life time only by the Participant.

(4)   Termination.   A Stock Appreciation Right shall be forfeited or terminated at such time and under such circumstances as an Option would be forfeited or terminated under the Plan, unless otherwise provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1   General.   The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which shall become effective upon execution by the Participant.

8.2   Grant, Awards and Certificates.   The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3   Terms and Conditions.   Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1)   Limitations on Transferability.   The issue prices for Restricted Stock shall be set by the Committee and may be zero. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock.

(2)   Rights.   Except as provided in Section 8.3(1), the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to the Plan, cash dividends on Common Stock that are the subject of the Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock, and dividends on Common Stock that are Restricted Stock payable in Common Stock shall be paid in the form of Restricted Stock.

(3)   Criteria.   Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

(4)   Forfeiture.   Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the

Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant’s Termination of Employment for any reason during the Restriction Period other than a Termination of Employment due to death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock.

(5)   Delivery.   If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restricted Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.

(6)   Election.   A Participant may elect to further defer receipt of the Restricted Stock for a specified period or until a specified event, subject to the Committee’s approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made one at least (1) year prior to completion of the Restriction Period.

ARTICLE IX

CHANGE IN CONTROL PROVISIONS

9.1   Impact of Event.   Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Agreement, in the event of a Change in Control:

(1)   Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant; and

(2)   The restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

9.2   Additional Discretion.   The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto.

ARTICLE X

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

10.1   No Company Obligation.   Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Stock issued or acquired in accordance with the provisions of the Plan.

ARTICLE XI

MISCELLANEOUS

11.1   Amendments and Termination.   The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to cause the Plan to comply with applicable law or (b) made to permit the Company or an Affiliate a tax deduction under applicable law. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any material amendments (as determined under the rules of Nasdaq, as amended from time to time) to the Plan shall require shareholder approval.

11.2   Unfunded Status of Plan.   It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

11.3   No Additional Obligation.   Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

11.4   Withholding.   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including shares of Common Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

11.5   Controlling Law.   The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Minnesota (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant.

11.6   Offset.   Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

11.7   Nontransferability; Beneficiaries.   No Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, only the holder may exercise an Option or Stock Appreciation Right. The Committee may permit the transfer of an Award by a Participant to a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

11.8   Gross-Up for Excise Tax.   If all or any portion of the payments and benefits (including any acceleration of vesting) provided under this Plan, either alone or together with other payments and benefits which a Participant receives or is then entitled to receive from the Company or an Affiliate, would constitute a “parachute payment” within the meaning of Section 280G of the Code, the Company shall pay to the Participant, within ten (10) business days of the determination that the payment would constitute a parachute payment, a tax “gross-up” payment to the extent necessary so that the net after-tax benefit to the Participant shall be equal to the net after-tax benefit if the excise tax associated with the “parachute payment” were not imposed. The “net after-tax benefit” for these purposes shall mean the sum of (i) the total amount payable to the Participant under the Plan, plus (ii) all other payments and benefits which the Participant receives or is then entitled to receive from the Company or any Affiliate that would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based upon the rate in effect for such year as set forth in the Code at the time of the payment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The determination on whether or not all or any portion of the payments and benefits provided to the Participant would constitute parachute payments shall be made by a national certified public accounting firm selected by the Company, and such determination shall be conclusive and binding on the Participant.

11.9   No Rights with Respect to Continuance of Employment.   Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

11.10   Awards in Substitution for Awards Granted by Other Corporations.   Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the

Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

11.11   Foreign Alternatives.   Notwithstanding the other provisions of the Plan, in the case of any Award to any Participant who is an employee of a foreign subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by Common Stock or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Stock or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called “Share Equivalents”). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Stock or other securities under such circumstances and in such manner as the Committee may determine.

11.12   Delivery of Stock Certificates.   To the extent the Company uses certificates to represent shares of Common Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 12.13 or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

11.13   Headings.   The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

11.14   Severability.   If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

11.15   Successors and Assigns.   This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

11.16   Entire Agreement.   This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and each Agreement, the terms and conditions of this Plan shall control.

NORTECH SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 3, 2005

NORTECH SYSTEMS INCORPORATED	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR the proposal to fix the number of directors at five, FOR all the nominees listed in paragraph 2, and FOR the approval of the Company’s 2005 Incentive Compensation Plan.

The undersigned hereby appoints Michael J. Degen and Garry Anderly and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 3, 2005, and at any and all adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

  Please detach here

1. To fix the number of directors of the Company at five.	☐ For	☐ Against	☐ Abstain

2. Election of directors:	01 Michael J. Degen	04 Richard W. Perkins	☐ FOR all nominees	☐ WITHHELD AUTHORITY
02 Kenneth Larson	05 Trent Riley	above, except	to vote for all nominees
03 Myron Kunin	vote withheld from	listed above
individual nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. To approve the Company’s 2005 Incentive Compensation Plan.	☐ For	☐ Against	☐ Abstain

4. In their discretion, on such other matters as may properly come before the meeting.	☐ For	☐ Against	☐ Abstain

Date	, 2005

Signature(s) in Box

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.